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                                                                    EXHIBIT 32.2

                                CERTIFICATION (1)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Kevin P. Corcoran, President and Chief Executive Officer of Lynx Therapeutics, Inc. (the "Company"), and Kathy A. San Roman, Vice President, Human Resources & Administration and Acting Chief Financial Officer of the Company, each hereby certifies that, to the best of his and her knowledge:

1. The Company's Annual Report on Form 10-K/A for the period ended December 31, 2003, to which this Certification is attached as Exhibit 32.2 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of June 30, 2004.

                           /s/  Kevin P. Corcoran
                           -----------------------------------------------------
                           President and Chief Executive Officer

                           /s/ Kathy A. San Roman
                           -----------------------------------------------------
                           Vice President, Human Resources & Administration and Acting Chief Financial Officer

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(1)   This certification "accompanies" the Annual Report on Form 10-K/A to which it relates, pursuant to Section 906 of the Sarbanes Oxley Act of 2002, and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Lynx Therapeutics, Inc. under the Securities Act or the Exchange Act (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.